JPMORGAN U.S. SMALL COMPANY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/24/04	Kinetic Concepts

Shares         	Price         	Amount
15,900	     	$30.00		$477,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.80       N/A 	  0.09%	          2.50%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Kinetic Concepts

Underwriters     	                   Shares
Merrill Lynch & Co., Inc		 5,220,000
J.P. Morgan Securities, Inc.             4,350,000
Credit Suisse First Boston               1,740,000
Goldman Sachs                            1,740,000
Citigroup 				 1,087,500
Deutsche Bank 				 1,087,500
Piper Jaffray & Co.			 1,087,500
SG Cowen Securities Corp.		 1,087,500
Scotia Capital (USA) Inc.		   200,000
Wachovia Corp.				   200,000
Wells Fargo Securities, LLC		   200,000
                                        -------------
Total                                   18,000,000
                                        =============


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/20/04	Animas Corp.


Shares          Price		Amount
13,800      	$15.00		$207,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.05       N/A 	  0.32%	          0.38%

Broker
Piper Jaffray & Co.

Underwriters of Animas Corp.

Underwriters    	                  Shares
Piper Jaffray & Co. 		        1,640,000
J.P. Morgan Securities, Inc.	        1,640,000
Thomas Weisel Partners LLC                820,000
Janney Montgomery Scott LLC                50,000
Legg Mason Wood Walker, Inc.               50,000
RBC Capital Markets Corp.                  50,000
                              	        ----------------
Total                                   4,250,000
				        ================